                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ENQUIRER/STAR, INC.

                Under Section 242 of the General Corporation Law
                            of the State of Delaware

     The undersigned, being the Executive Vice President and Secretary, respectively, of Enquirer/Star, Inc., a Delaware corporation, hereby certify as follows:

     FIRST: The name of the corporation is Enquirer/Star, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 19, 1981, under the corporation's former name, GP Group, Inc.

     THIRD: Article "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of common stock of the corporation of the par value of $.20 per share."

     FOURTH: The aforesaid amendment of the Certificate of Incorporation of the Corporation was authorized by resolution of the Board of Directors of the Corporation adopted by unanimous written consent dated as of December 21, 1992, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and, pursuant to
Section 228 of said General Corporation Law, by written consent of the sole stockholder of the Corporation dated as of December 21, 1992 in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS THEREOF, this Corporation has caused this Certificate to be executed by its Executive Vice President and Secretary on this 21st day of December, 1992.

                                                ENQUIRER/STAR, INC.



                                                By /s/ David H. Galpern
                                                  -----------------------------
                                                  David H. Galpern
                                                  Executive Vice President


ATTEST:

By /s/ Maynard Rabinowitz
   ---------------------------
   Maynard Rabinowitz
   Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                                 GP GROUP, INC.

                      Pursuant to Sections 228 and 242 of
                          the General Corporation Law
                            of the State of Delaware


      GP GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows;

      FIRST:  The name of the corporation is GP GROUP, INC.

      SECOND: The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on February 19, 1981.

      THIRD: Article "FIRST" of the Certificate of Incorporation is hereby amended to read as follows:

            "FIRST:  The name of the corporation is ENQUIRER/STAR, INC.".

      FOURTH: The amendment of the Certificate of Incorporation of the Corporation set forth in paragraph THIRD above was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, GP GROUP, INC. has caused this Certificate to be executed by its President and Secretary this 16th day of May, 1991.


                                   GP GROUP, INC.

                                   By: /s/
                                   ----------------------------------
                                   President

ATTEST:

By: /s/
--------------------------
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 GP GROUP, INC.

               Under Section 242 of the General Corporation Law
                            of the State of Delaware

     The undersigned, being the President and Secretary, respectively, of GP GROUP, INC., a Delaware corporation hereby certify as follows:

     FIRST: The name of the corporation is GP GROUP, INC. (hereinafter referred to as the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 19, 1981.

     THIRD: Article "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:


               "FOURTH: The total number of shares of
               stock which the corporation shall have
               authority to issue is twenty million
               (20,000,000) shares of common stock of
               the corporation of par value $.0001
               per share."

     FOURTH: The aforesaid amendment of the Certificate of Incorporation of the Corporation was authorized by resolution of the Board of Directors of the Corporation adopted by unanimous written consent dated May 17, 1990 pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware and, pursuant to Section 228 of said General Corporation Law, by written consent of the sole stockholder of the Corporation dated May 17, 1990 in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be executed by its President and Secretary this 25th day of May, 1990.



                                        GP GROUP, INC.


                                        By: /s/
                                        --------------------------
                                               President



ATTEST:

By: /s/
---------------------------------
            Secretary

                             CERTIFICATE OF MERGER

                                       OF

                        GP GROUP ACQUISITION CORPORATION
                            (a Delaware corporation)

                                      INTO

                                GP GROUP, INC.
                           (a Delaware corporation)



It is hereby certified that:

     1. GP Group Acquisition Corporation ("Acquisition") is a corporation incorporated under the laws of the State of Delaware.

     2. Acquisition is the owner of all of the outstanding shares of the stock of GP Group, Inc., a corporation incorporated under the laws of the State of Delaware ("GP Group").

     3. A Plan and Agreement of Merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of Acquisition and GP Group.

     4. The name of the surviving corporation is:

                                 GP Group, Inc.

     5. Upon the effectiveness of the merger, Article Fourth of the Certificate of Incorporation of GP Group shall be amended to read in its entirety as follows:

          "FOURTH: The total number of shares of
          capital stock which the Corporation shall have authority to issue is 12,000,000 shares of common stock, $.0001 par value."

The Certificate of Incorporation of GP Group, as amended above, shall be the Certificate of Incorporation of the surviving corporation.

     6. The Agreement is on file at the principal place of business of the surviving corporation, the address of which is: 600 South East Coast Avenue, Lantana, Florida 33464.

     7. The merger shall be effective upon the filing of this Certificate with the Secretary of State of the State of Delaware.

                                       GP GROUP, INC.



                                        By: /s/
                                            _________________________________
                                            Its Vice President



Attest:



/s/
____________________________
Its Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 GP GROUP, INC.

                Under Section 242 of the General Corporation Law
                            of the State of Delaware

     GP GROUP, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on February 19, 1981.

     SECOND: Article NINTH of the Certificate of Incorporation of the Corporation is hereby amended by adding the following to the end thereof:

          To the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended or supplemented, or by any successor thereto, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director.

     THIRD: The aforesaid amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be executed by its President and Secretary this 24 day of January, 1989.

                                             GP GROUP, INC.

                                             By /s/
                                                -------------------------------
                                                           President
ATTEST:

By /s/
   -------------------------------
             Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GP GROUP, INC.

                Under Section 242 of the General Corporation Law
                            of the State of Delaware

     The undersigned, being the President and Secretary, respectively, of GP GROUP, INC., a Delaware corporation, hereby certify as follows:

     FIRST: The name of the corporation is GP GROUP, INC. (hereinafter referred to as the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 19, 1981.

     THIRD: Article "FOURTH" of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

               "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two hundred thousand (200,000) shares of common stock, no par value. Each share of common stock of the corporation of par value one dollar ($1) per share outstanding when this amendment becomes effective shall be changed and reclassified into one thousand (1,000) shares of common stock of the corporation, no par value, each of which shall be included in the two hundred thousand (200,000) shares of common stock herein authorized. Each outstanding stock certificate theretofore representing one share of common stock of the corporation, par value one dollar ($1), shall thereafter represent one thousand (1,000) shares of common stock of the corporation, no par value."

               FOURTH:   The aforesaid amendment of the Certificate of
Incorporation of the Corporation was authorized by resolution of the Board of Directors of the Corporation adopted by unanimous written consent dated October 23, 1981 pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and, pursuant to Section 228 of said General Corporation Law, by written consent of the sole stockholder of the Corporation dated October 23, 1981 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

               FIFTH:    The capital of the Corporation will not be reduced
under or by reason of the foregoing amendment.

               IN WITNESS WHEREOF, the undersigned have executed this Certificate this 23rd day of October, 1981.



                                        GP GROUP, INC.



(CORPORATE SEAL)                        By  /s/
                                            ------------------------------------
                                                         President
[CORPORATE SEAL
     LOGO]                      ATTEST:
                                        By  /s/
                                            ------------------------------------
                                                         Secretary

STATE OF FLORIDA     )
                     ) SS.:
COUNTY OF PALM BEACH )

     On the 23rd day of October, 1981, before me personally came Generoso Pope, Jr., to me known, who, being by me duly sworn, did depose and say that he is the President of GP GROUP, INC. and that he executed the above instrument on behalf of the Corporation and that he has read the above instrument and knows the contents thereof, and that all statements contained therein are true.

                                                 /s/ Susan Napolitano
                                        ----------------------------------------
                                                     NOTARY PUBLIC

[SEAL]

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 GP GROUP, INC.

     FIRST: The name of the corporation is GP GROUP, INC.

     SECOND: The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is the United States Corporation Company.

     THIRD: The nature of the business or purpose to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) shares of common stock and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Two Hundred Dollars ($200.00).

     FIFTH: The name and mailing address of the incorporator is as follows:

     Name                                     Mailing Address
     ----                                     ---------------

     Jerome S. Traum                          Janklow, Traum & Klebanoff
                                              598 Madison Avenue
                                              New York, New York 10022

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

     1. The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     2. The Board of Directors shall have power without the assent or vote of the stockholders:

          (a) to make, alter, amend, change, add to or repeal the by-laws of the corporation;

          (b)  to fix and vary the amount to be reserved for any proper purpose;

          (c) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation;

          (d) to determine the use and disposition of any surplus or net profits;

          (e) to determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     3. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders by there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest; or for any other reason.

     4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of that statutes of Delaware, of this certificate, and to any by-laws from time to time made by the directors or stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned, the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 5th day of February, 1981.



                                      /s/ Jerome S. Traum
                                      _______________________________________
                                          Jerome S. Traum

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )


     BE IT REMEMBERED that on this 5th day of February A.D. 1981, personally came before me, a notary public for the State of New York, JEROME S. TRAUM, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.




                                      /s/
                                      -------------------------------
                                               Notary Public

                                                  [SEAL]